Exhibit 99.4

CIFC DEERFIELD CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

CNCIM TRANSACTION AND ASSOCIATED STRATEGIC TRANSACTIONS

The following unaudited pro forma combined statement of operations gives effect to the following transactions (collectively, the “Transactions”) (the defined terms have the meaning described in the consolidated financial statements for the year ended December 31, 2010 and notes thereto of the Company included in the Company’s Annual Report on Form 10-K) as if they had been completed as of January 1, 2010: (1) the CNCIM Acquisition and issuance of the Acquisition Shares, and the issuance of the Convertible Notes (the “CNCIM Transaction”); (2) the Senior Notes Discharge; (3) the Trust Preferred Exchange; and (4) the DPLC Restructuring. This unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the CNCIM Transaction had been consummated during the year for which the pro forma data is presented, nor is it necessarily indicative of future operating results of the Company.

The following unaudited pro forma combined statement of operations reflects all pro forma adjustments related to the aforementioned Transactions and is based upon the unaudited statement of operations of CNCIM for the period January 1 to June 8, 2010 and the audited financial statements of the Company and the and the related notes thereto for the year ended December 31, 2010. The unaudited pro forma amounts have been developed from and should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2010 and notes thereto of the Company included in the Company’s 2010 Annual Report.

The unaudited pro forma combined statement of operations is prepared using the purchase method of accounting, with the Company treated as the acquirer. The Company was determined to be the acquirer for accounting purposes as it gained control of CNCIM, as well as other qualitative factors.

The unaudited pro forma combined statement of operations for the year ended December 31, 2010, gives effect to the Transactions as if they had occurred on January 1, 2010 and gives effect to the adoption on January 1, 2010 of ASC Topic 810, as amended by ASU 2009-17. ASU 2009-17 provides a new framework for determining whether an entity should be considered a variable interest entity (“VIE”) and evaluated for consolidation. Pursuant to this guidance, effective January 1, 2010 the Company and CNCIM were both required to consolidate collateralized loan obligations (“CLOs”) which they had not historically been required to consolidate.

The unaudited pro forma combined statement of operations is provided for illustration purposes only and does not purport to represent what the actual combined results of operations of the Company would have been had the Transactions occurred at the beginning of the period presented, nor is it necessarily indicative of future operating results.

The unaudited pro forma combined statement of operations includes estimates for potential adjustments for events that are (1) directly attributable to the Transactions; (2) factually supportable and (3) expected to have a continuing impact on the combined company’s results.

The pro forma adjustments are described in the accompanying notes. The pro forma adjustments and associated discussions for the year ended December 31, 2010 represent the pro forma adjustments from January 1, 2010 to the completion date of the Transactions.

CIFC DEERFIELD CORP.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

(IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

	Historical		Pro Forma
							Adoption of SFAS No 167		DFR/CNCIM
	DFR	CNCIM	Recapitalization	Note	Acquisition	Note	for CNCIM CLOs	Note	Combined
REVENUES
Net interest income:
Interest income	$167,177	$—	$(476)	3.1	$—		$26,039	3.13	$192,740
Interest expense	40,005	—	1,400	3.2	—		6,328	3.13	45,175
			(2,218)	3.3
			149	3.5
			(489)	3.4
Net interest income	127,172	—	682		—		19,711		147,565
Provision for loan losses	8,190	—	—		—		—		8,190
Net interest income after provision for loan losses	118,982	—	682		—		19,711		139,375
Investment advisory fees	12,002	3,702	—		235	3.11	(3,937)	3.13	12,002
Total net revenues	130,984	3,702	682		235		15,774		151,377

EXPENSES
Compensation and benefits	14,918	902	—		(518)	3.7	—		15,302
Professional services	7,020	122	(87)	3.1	(122)	3.7	412	3.13	7,345
Insurance expense	2,992	—	—		—		—		2,992
Other general and administrative expenses	6,357	231	(85)	3.1	53	3.9	261	3.13	6,057
			(529)	3.1	(231)	3.7	—
Depreciation and amortization	12,618	54	—		(54)	3.7	—		13,576
					958	3.6
Occupancy	1,668	76	—		(76)	3.7	—		1,668
Management fee	—	1,200	—		(1,200)	3.7	—		—
Impairment of intangible assets	2,566	—	—		—		—		2,566
Total expenses	48,139	2,585	(701)		(1,190)		673		49,506

OTHER INCOME (EXPENSE) AND GAIN (LOSS)
Net gain (loss) on investments, loans, derivatives and liabilities	(175,921)	—	(411)	3.1	—		(28,288)	3.13	(204,620)
Strategic transactions expenses	(5,565)	—	—		2,932	3.8	—		(2,633)
Net gain on the discharge of the Senior Notes	17,418	—	(17,418)	3.3	—		—		—
Other, net	363	—	(32)	3.4	—		—		331
Net other income (expense) and gain (loss)	(163,705)	—	(17,861)		2,932		(28,288)		(206,922)

Income (loss) before income tax expense	(80,860)	1,117	(16,478)		4,357		(13,187)		(105,051)
Income tax expense (benefit)	(66,570)	—	—	3.10	890	3.10	—		(65,680)
Net income (loss)	(14,290)	1,117	(16,478)		3,467		(13,187)		(39,371)
Net loss attributable to noncontrolling interest and
Consolidated Investment Products	100,211	—	764	3.1	—		13,187		114,162
Net income attributable to CIFC Deerfield Corp.	$85,921	$1,117	$(15,714)		$3,467		$—		$74,791

Earnings per share -
Basic	$9.16								$6.58
Diluted	$7.81								$5.28

Weighted - average number of shares outstanding -
Basic	9,378,964				1,980,074	3.12			11,359,038
Diluted	11,762,550				3,788,987	3.12			15,551,537

See notes to the unaudited pro forma combined statement of operations.

CIFC DEERFIELD CORP.

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

Note 1—Basis of Presentation

The unaudited pro forma combined statement of operations gives effect to the Transactions as if they had been completed on January 1, 2010. A combined balance sheet has not been presented as the consolidated balance sheet of the Company presented in its Annual Report filed with the SEC on March 31, 2011 includes the completion of these Transactions. The CNCIM Transaction is accounted for as a purchase business combination, with the Company treated as the legal and accounting acquirer. In addition, the Company entered into (1) the Convertible Notes Agreement with Bounty; (2) the Senior Notes Discharge Agreement with the holders of the Series A Notes and Series B Notes; (3) the Exchange Agreement with the holders of the Trust Preferred Securities; and (4) a Termination Agreement with respect to the DPLC Restructuring collectively referred to as the “Recapitalization”. The statement of operations for the year ended December 31, 2010 gives effect to the retroactive adoption to January 1, 2010 of ASU 2009-17 for the four CNCIM CLOs which the Company was required to consolidate effective on June 9, 2010 (the “CNCIM Closing Date”). ASU 2009-17 became effective January 1, 2010.

The unaudited pro forma combined financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the Transactions had been consummated as of the beginning of the period for which the pro forma data is presented, nor is it necessarily indicative of future operating results of the Company.

As of December 31, 2009, the Company had net operating losses (“NOLs”) of approximately $209.0 million and net capital losses (“NCLs”) of approximately $422.8 million. The Transactions resulted in an Ownership Change as defined in Sections 382 and 383 of the Code. Consequently, the Company’s ability to use its NOLs and NCLs to reduce its taxable income in future years is generally limited to an annual amount currently estimated at $1.2 million.

In preparation of this unaudited pro forma combined statement of operations, management evaluated whether there are any differences in the accounting principles of the Company and CNCIM. As a result of this evaluation, management has concluded that there are no significant differences in the accounting policies of the Company and CNCIM.

Note 2—Purchase Price of CNCIM

Calculation of the purchase consideration is as follows:

	(In thousands, except share and per share information)
Shares issued	4,545,455
Multiplied by CNCIM Closing Date share price	$4.50	(1)
Value of shares	$20,455
Fair value of deferred payments to the seller	5,962
Add: Certain acquisition related expenses of seller paid by DFR	912
Less: excess of par value over estimated fair value of the Convertible Notes	(1,623)	(2)
Total purchase consideration	$25,706

(1)           Represents the closing price of the Company’s Common Stock on the CNCIM Closing Date.

(2)                                  Represents a reduction of the purchase consideration because the par value of the Convertible Notes of $25.0 million exceeded the fair value of the Convertible Notes of $23.4 million as of the CNCIM Closing Date. As the CNCIM Transaction and the issuance of the Convertible Notes are considered linked transactions, the Convertible Notes are initially recorded at their fair value as of the date of issuance with the difference between fair value and par allocated to the purchase consideration.

The following is a summary of the recognized amounts of assets acquired and liabilities assumed as a result of the CNCIM Transaction:

(In thousands)
Cash	$2,470
Investment advisory fee receivables	868
Equipment and improvements	147
Other receivables	139
Accrued and other liabilities	(306)
Identifiable intangible assets	11,065
Excess of purchase consideration over identifiable net assets acquired - goodwill	11,323
$25,706

See Note 3.6 for a discussion of the methods used to determine the fair value of CNCIM’s identifiable intangible assets.

Note 3—Pro Forma Adjustments

3.1                                 To reflect the Termination Agreement with respect to the DPLC Restructuring, which was negotiated in contemplation of the Acquisition and is part of the Recapitalization. Pursuant to the Termination Agreement, the Company received an amount equal to its entire capital account balance, after certain adjustments for unamortized organizational costs, as outlined in the Termination Agreement, and cancelled warrants to purchase three million shares of Common Stock, which is all of the warrants previously issued to the Pegasus Parties. In connection with the DPLC Restructuring, the Company granted fully vested warrants to purchase an aggregate of 250,000 shares of its Common Stock at an exercise price of $4.25 per share resulting in a $0.5 million in other general and administrative expenses and an increase in additional paid-in capital. This charge is eliminated from the unaudited pro forma combined statement of operations for the year ended December 31, 2010 because it is non-recurring.

The following summarizes the impact of the elimination and deconsolidation of the DPLC Restructuring on the unaudited pro forma combined statement of operations for the year ended December 31, 2010:

	Debit	Credit
Interest income	$476	$—
Professional services	—	87
Other general and administrative expenses	—	614
Net gain (loss) on investment, loans, derivatives and liabilities	411	—
Net gain attributable to noncontrolling interest	—	764
	$887	$1,465

3.2                                 To reflect the issuance of Convertible Notes with a seven and one-half year maturity, which are convertible into shares of Common Stock of the Company at an initial conversion price of $6.05. The Company evaluated the terms and conditions of the conversion feature contained in the Convertible Notes, and certain of the anti-dilution provisions of the conversion feature cause it to be deemed an embedded derivative instrument. These antidilution provisions prevent the conversion feature from qualifying as being indexed to the Company’s Common Stock. The Convertible Notes are recorded as two components: (i) the embedded derivative initially recorded on the Closing Date as a $6.9 million derivative liability and, (ii) long-term debt initially recorded on the Closing Date at $16.5 million. At each subsequent balance sheet date, the embedded derivative is marked to fair value with the change in fair value being recorded in the statement of operations as net gain (loss) on investments, loans, derivatives and liabilities. The consolidated statement of operations of the Company for the year ended December 31, 2010, includes $4.3 million in net losses on the embedded derivative within net gain (loss) on investments, loans, derivatives and liabilities. A pro forma adjustment has not been made to the combined statement of operations for the year ended December 31, 2010 related to changes in fair value of the embedded derivative because calculation of the changes in fair value of the embedded derivative during the period prior to issuance is impractical.

The difference between the $16.5 million Closing Date fair value of the component of the Convertible Notes recorded as long-term debt and the $25.0 million principal amount of the Convertible Notes will be accreted to earnings using the effective yield method of recognizing interest expense. An adjustment of $0.3 million for the year ended December 31, 2010 has been reflected in interest expense in the unaudited pro forma combined statement of operations to reflect the pro forma adjustment for accretion. The $1.6 million difference between the $25.0 million principal amount of the Convertible Notes and the $23.4 million Closing Date total fair value associated with the Convertible Notes was treated as a reduction of purchase consideration in conjunction with the CNCIM Transaction. Debt issuance costs of $0.5 million are amortized over the life of the debt resulting in an adjustment of additional interest expense of $29,000 for the year ended December 31, 2010.

3.3                                 To reflect the extinguishment of the Company’s Senior Notes pursuant to the Senior Notes Discharge Agreement. The Company discharged all of the approximately $73.9 million in aggregate principal amount of Senior Notes then outstanding for $55.0 million plus accrued interest. This resulted in a net gain of $17.4 million, after eliminating the unamortized discount on the notes and prepaid debt issuance costs. This net gain has been eliminated from the unaudited pro forma combined statement of operations for the year ended December 31, 2010 because it is non-recurring and deemed to have taken place prior to the period presented for pro forma purposes.

3.4                                 To reflect the exchange of $95.0 million of trust preferred securities for $95.0 million of junior subordinated notes. As a result of the exchange, $2.9 million of the $3.7 million of common securities, and a corresponding $2.9 million of debt issued to the Company under the applicable trust agreements were cancelled. An aggregate of $25.0 million in principal amount of trust preferred securities was not exchanged as part of the Transactions. The related interest expense was calculated using the 1% per annum fixed rate pursuant to the new indenture. Debt issuance costs of $1.0 million are amortized on a straight line basis over the life of the debt resulting in additional interest expense of $9,000 for the year ended December 31, 2010.

The pro forma adjustments for the year ended December 31, 2010 were calculated as follows:

			Remaining
	Trust	Junior	Trust
	Preferred	Subordinated	Preferred	Pro Forma
	Securities	Notes	Securities	Adjustments

	(Dollars in thousands)
Long term debt	$(123,717)	$95,000	$25,775	$(2,942)
Interest rate	3.71%	1.00%	2.42%
Days outstanding	365/360	365/360	365/360
Interest expense	$(790)	$238	$156	$(397)
Amortization expense (1)	$(135)	$9	$34	$(92)
Dividend income (2)	$(37)	$—	$5	$(32)

(1)                                  Amortization expense is included in interest expense in the unaudited pro forma combined statement of operations.

(2)                                  Represents the elimination of interest expense on the Company’s ownership of the trust preferred securities.

3.5                                 The acquisition of CNCIM included deferred payments totaling $7.5 million to be paid in five equal annual installments of $1.5 million.  The Closing Date fair value of the deferred payments was $6.0 million. The $1.5 million discount on the deferred purchase price is amortized to par over life of the payments using the effective interest method resulting in additional interest expense of $149,000 for the year ended December 31, 2010.

3.6                                 On the CNCIM Closing Date, values were allocated to CNCIM’s amortizable intangible assets. The allocations are as follows:

	Closing Date Estimated Fair Value	Closing Date Estimated Average Remaining Useful Life	Additional Amortization Expense for the year ended December 31, 2010
	(In thousands)	(In years)	(In thousands)
Intangible asset class:
Investment management contracts	$10,900	8.35	950
Non-compete agreements	165	4.67	8
	$11,065		$958

The fair value of the intangible assets related to the CNCIM CLO investment management contracts were determined utilizing an excess earnings approach based on the expected cash flows from the CLOs. The intangible assets related to the management contracts are amortized based on a ratio of expected discounted cash flows from the contracts over the expected remaining term of the contracts. The fair value of the intangible assets associated with the non-compete agreements was determined using a lost cash flows analysis and are amortized straight-line over the term of the agreements. The pro forma adjustments to depreciation and amortization expense are outlined in the above table.

3.7                                 To reflect the elimination of all non-employee expenses of CNCIM. Additionally, this adjustment reflects the termination of nearly all CNCIM employees on or around April 30, 2010 as a result of entering into termination agreements with all employees except two that were retained at CNCIM as part of the Acquisition, as well as the services agreement entered into between the Company and CNCIM, effective March 22, 2010.

3.8                                 The Transactions resulted in $2.9 million of expenses which were included in the Company’s consolidated statement of operations for the year ended December 31, 2010. This adjustment represents the elimination of these expenses as they are non-recurring and deemed to have to have been incurred prior to the period presented for pro forma purposes.

3.9                                 To reflect the expense associated with a net increase of two directors to the Board, resulting from Bounty’s right to appoint three new directors, one of which will be independent, and the resignation of one existing director. Additionally, in connection with the Termination Agreement, two directors have resigned from the board of DCM. The net expense of the above actions is reflected in this adjustment.

3.10                           To reflect the estimated resulting income tax provision as a result of an Ownership Change as defined in Sections 382 and 383 of the Code and the corresponding limitations on the annual amounts of NOLs and NCLs available to reduce taxable income. The Company previously had significant NOLs and NCLs that were available to offset taxable income. The pro forma income tax provision is based on the estimated income tax expense of the Company combined (which takes into account all pro forma adjustments), which is based on an estimated tax rate of 35% for the period presented.

3.11                           To reflect the impact of reinstating the subordinated management fee for CNCIM CLO 2007-II, which was temporarily waived by CNCIM during the period presented. There are no provisions requiring the Company to waive this fee subsequent to the CNCIM Transaction.

3.12                           The below table summarizes both the adjustments to the weighted-average number of shares outstanding and the effect on the Company’s earnings per share calculation as a result of issuing the Common Stock and the dilutive impact of the grant of warrants and issuance of Convertible Notes:

Year ended
December 31, 2010
(In thousands, except
share and per share data)
Computation of pro forma DFR combined earnings per share - basic:
Pro forma combined net income attributable to CIFC Deerfield Corp.	$74,791

Calculation of pro forma combined weighted-average number of shares outstanding - basic:
DFR historical weighted-average number of shares outstanding - basic	9,378,964
Issuance of common stock	1,980,074
Weighted-average number of shares used in basic computation	11,359,038

Pro forma combined earnings per share - basic	$6.58

Computation of pro forma DFR combined earnings per share - diluted:
Pro forma combined net income attributable to CIFC Deerfield Corp.	$74,791
Add back dilutive effect of convertible debt	7,398
Pro forma combined net income attributable to CIFC Deerfield Corp. after add backs	$82,189

Calculation of pro forma combined weighted-average number of shares outstanding - diluted:
DFR historical weighted-average number of shares outstanding - diluted	11,762,550
Issuance of common stock	1,980,074
Dilutive impact from issuance of new warrants	8,845
Dilutive impact of conversion shares	1,800,068
Weighted-average number of shares outstanding used in diluted computation	15,551,537

Pro forma combined earnings per share - diluted	$5.28

3.13                           The statement of operations for the year ended December 31, 2010 gives effect to the retroactive adoption to January 1, 2010 of ASU 2009-17 for the four CNCIM CLOs which the Company was required to consolidate effective on the CNCIM Closing Date.